                                                                     EXHIBIT 5.1

                        [GOODWIN PROCTER LLP LETTERHEAD]

                               September 15, 2004

Moldflow Corporation
430 Boston Post Road
Wayland, Massachusetts 01778

Re:   Registration Statement on Form S-8
      Registration Statement No. 333-102833

Ladies and Gentlemen:

      We have acted as counsel for Moldflow Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (Registration Statement No. 333-102833) (as amended from time to time, the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration and issuance by the Company of up to 1,509,927 additional shares of common stock, par value $0.01 per share, of the Company (the "Shares") which Shares have been authorized for issuance pursuant to the Moldflow Corporation 2000 Stock Option and Incentive Plan (the "Plan").

      In connection with rendering this opinion, we have examined (i) the Third Amended and Restated Certificate of Incorporation of the Company, as amended to date and as on file with the Secretary of State of the State of Delaware, (ii) the Second Amended and Restated By-laws of the Company, (iii) such records of the corporate proceedings of the Company as we deemed material, (iv) the Registration Statement and the exhibits thereto, (v) certificates of public officials, and (vi) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied, without independent verification, upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

      We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, The Commonwealth of Massachusetts, and the Delaware General Corporation Law, and we also express no opinion with respect to the blue sky or securities laws of any state, including, without limitation, Massachusetts or Delaware.

      Based on the foregoing, we are of the opinion that the Shares covered by the Registration Statement will be, when and if issued against payment therefor in accordance with the terms of the Plan and any agreement thereunder, validly issued, fully paid and nonassessable under the Delaware General Corporation Law.

      The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of The Nasdaq National Market.

      This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May
1998).

      This opinion is being furnished to you solely for your benefit in connection with the Registration Statement, and may not be used or relied upon by you for any other purpose, nor may this opinion be quoted from, circulated, relied upon or otherwise referred to, by any other person or entity without our prior written consent. This opinion is given as of the date first set forth above, and we assume no obligation to update this opinion.

      We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                             Very truly yours,


                                             /s/ GOODWIN PROCTER LLP

                                             GOODWIN PROCTER LLP